SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2008 (July 21, 2008)

ATLAS TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28675	94-337095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 152nd Avenue NE,
Redmond, WA 98052
(Address of Principal Executive Offices) (Zip Code)

(425) 458-2360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

(a)	See disclosure under Item 5.02(e).

(b)	Not applicable.

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(a)	Not applicable.

(b)
On July 21, 2008, Mr. Peter B. Jacobson resigned his position as Chief Executive Officer of Atlas Technology Group, Inc. (the “Registrant”). There were no disagreements with the Registrant on any matter related to the Registrant’s operations, policies or practices. Mr. Jacobson will continue to serve as a member of the board of directors of the Registrant.

(c)
Effective as of July 21, 2008, the board of directors appointed Ralph B. Muse, 63, to serve as the Registrant’s interim Chief Executive Officer. In connection with this appointment, the Registrant and Mr. Muse entered into a Consulting Agreement (the “Consulting Agreement”) by and between the Registrant and Muse Consulting covering the terms of Mr. Muse’s consulting arrangement. Mr. Muse will perform his services to the Registrant as an independent contractor and will not be an employee of the Registrant.

Mr. Muse’s career has included building and operating multiple successful businesses on an international scale. These businesses have included executive positions with General Electric, Asea Brown Boveri AG, Cabletron Systems and Booz Allen Hamilton. As President and Chief Executive Officer of his consulting company, Muse Consulting, Mr. Muse’s career has included numerous consulting assignments. From June 2007 to the present, Mr. Muse consulted for Melmedtronics, Inc., McDonald Technology, Inc. and a mid-sized supply chain management company. From September 2007 to December 2007, Mr. Muse consulted as the interim Chief Executive Officer of Safeguard Securities Holdings, Inc. From June 2005 to June 2007, Mr. Muse served as Senior Vice President and General Manager of the Land Imaging Systems Division of Ion Geophysical Inc. From March 2001 to June 2005, Mr. Muse provided consulting services to numerous companies, including the Land and Marina Imaging Systems Division of Input Output, Inc.; several Silicon Valley and Dallas-based start-up companies; COMDEV International Ltd.; LightPointe, Inc.; Renaissance Capital Group; two wireless equipment startup companies; The Planet, Inc.; and SYSTEMSgroup, Inc. From September 1999 to March 2001, Mr. Muse served as President and Chief Executive Officer of NextNet Wireless, Inc.

Mr. Muse received his Masters of Science in Operations Management from the University of Arkansas in Fayetteville, Arkansas in 1977 and his Bachelors of Science in Electrical Engineering from Christian Brothers University in Memphis, Tennessee in 1968.

In connection with the appointment of Mr. Muse as the interim Chief Executive Officer, the Registrant will issue a press release on July 22, 2008. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)	Not applicable.

(e)
On July 14, 2008, the Registrant and Muse Consulting entered into a Consulting Agreement that sets forth the terms and provisions of Mr. Muse’s independent contractor relationship with the Registrant. A copy of the Consulting Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, the terms thereof are incorporated herein by reference and the description of the terms thereof contained herein is qualified in its entirety thereby.

Pursuant to the Consulting Agreement, the term of Mr. Muse’s consulting as interim Chief Executive Officer will continue until a permanent Chief Executive Officer is hired. Mr. Muse will receive an immediate fee of $5,000 per week with a deferred fee of an additional $3,000 per week, which payment shall be deferred until after the interim assignment has been completed.  The Registrant will also issue warrants to purchase up to two million (2,000,000) shares of the Registrant’s common stock at an exercise price of $0.30 per share. Of the two million (2,000,000) warrants, seven hundred, fifty thousand (750,000) shall vest upon the successful raising of additional equity or debt in an mount no less than $5,000,000; five hundred thousand (500,000) shall vest upon the Registrant achieving a revenue run rate of at least $4,000,000 per year; five hundred thousand (500,000) shall vest once the Registrant first reports earnings before interest, taxes, depreciation and amortization of at least $0.05 per issued and outstanding shares of common stock for the preceding quarter; and the remaining two hundred, fifty thousand (250,000) shall vest upon the Registrant hiring a permanent Chief Executive Officer to replace Mr. Muse. In the event the above-discussed milestones are not achieved within six (6) months of the end of Mr. Muse’s service as interim Chief Executive Officer of the Registrant, the warrants shall expire.

The Registrant will not provide fringe benefits, including health insurance benefits, paid vacation or any other employee benefits. The Registrant will reimburse Mr. Muse’s reasonable and documented “out-of-pocket” expenses.

(f)	Not applicable.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement by and between Atlas Technology Group, Inc. and Muse Consulting, dated as of July 14, 2008.
99.1	Press Release, dated as of July 22, 2008.

EXHIBITS

Exhibit No.	Description
10.1	Consulting Agreement by and between Atlas Technology Group, Inc. and Muse Consulting, dated as of July 14, 2008.
99.1	Press Release, dated as of July 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS TECHNOLOGY GROUP, INC.

Date: July 21, 2008	By:	/s/ Peter B. Jacobson
PETER B. JACOBSON
Chief Executive Officer